                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 25, 2002 for the year ended December 31, 2001 and to all references to our Firm included in Amendment No. 1 to this registration statement.



/s/ Arthur Andersen LLP


Cleveland, Ohio
July 15, 2002